EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-69086, 333-128433, 333-124081 and 333-32299) of Hancock Fabrics, Inc. of our report dated April 08, 2009 relating to the consolidated financial statements, which appears in this Form 10-K.
/s/ Burr, Pilger & Mayer LLP
San Francisco, California
April 9, 2009